UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 19, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 19, 2006, Miss Chiang Min Liang resigned as the Registrant’s Chief Financial Officer.   On the same date, Mr. Fu Wan Chung, Simon, was appointed by the board of directors as the Registrant’s new Chief Financial Officer.

There were no transactions during the last two years, or proposed transactions, to which the Registrant was or is to be a party, in which the new Chief Financial Officer had or is to have a direct or indirect material interest.

Mr. Fu is engaged as the Registrant’s CFO through a written employment agreement with Hong Zhong Holdings Limited, a beneficially wholly owned subsidiary of the Registrant through the 100% shareholding of China Expert Network Co. Ltd.  The employment agreement contains basic terms of employment

Biographical Information.   Simon Fu was appointed as CFO of the Registrant on April 19, 2006.  Mr. Fu has been employed by the Registrant since November 2005, and has been responsible for financial control and management.  Before joining the Registrant, from March 2001 to August 2005, Mr. Fu was Financial Controller of Innovative Information Systems Limited, a subsidiary of Itochu Corporation.  Mr. Fu is a fellow member of the Association of Chartered Certified Accountants and holds a bachelor degree in accountancy from the Hong Kong Polytechnic University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By:  /s/ Zhu Xiao Xin

President

Date: April 21, 2006